Exhibit 99.1

WESTERN DIGITAL CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On February 21, 2025 (the “Separation Date”), Western Digital Corporation (the “Company”, “Western Digital”, “WDC”, “we”, “our”, or “us”) completed the previously announced separation of its Flash business unit into a separate, independent, publicly traded company, Sandisk Corporation (the “Business” or “Sandisk”). The separation was structured as a spin-off (the “Spin-off”), which occurred by way of a pro rata distribution (the “Distribution”) to holders of WDC common stock of 80.1% of the outstanding shares of Sandisk common stock. Each WDC stockholder received one-third (1/3) of one share of Sandisk common stock for each share of WDC common stock held by such WDC stockholder as of 1:00 pm Pacific time on February 12, 2025 (the “Record Date”). Sandisk is now an independent public company trading under the symbol “SNDK” on the Nasdaq Stock Market. After the Distribution, WDC will no longer consolidate Sandisk into its financial results (the entire transaction being referred to as the “Separation”).
The unaudited pro forma condensed consolidated financial statements have been derived from WDC’s historical consolidated financial statements and give effect to the Separation. The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended December 27, 2024 and for each of the years ended June 28, 2024, June 30, 2023 and July 1, 2022 reflect the Company’s results as if the Separation had occurred as of July 3, 2021 in that they reflect the reclassification of Sandisk as discontinued operations for all periods presented. The adjustments in the “Transaction Accounting Adjustments” column in the unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended December 27, 2024 and the year ended June 28, 2024 give effect to the Separation and related transactions as if they had occurred as of July 1, 2023. The following unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 27, 2024 reflects the Company’s financial position as if the Separation had occurred on December 27, 2024. After the date of the Separation, the historical financial results of Sandisk will be reflected in our consolidated financial statements as discontinued operations under U.S. generally accepted accounting principles (“GAAP”) for all periods.

The unaudited pro forma condensed consolidated financial statements have been prepared based upon the best available information and management estimates and are subject to assumptions and adjustments described below and in the accompanying notes to those financial statements. They are not intended to be a complete presentation of the Company’s financial position or results of operations had the Separation occurred as of and for the periods indicated. In addition, the unaudited pro forma condensed consolidated financial statements are provided for illustrative and informational purposes only and are not necessarily indicative of the Company’s future results of operations or financial condition had the Separation and related transactions been completed on the dates assumed. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. Management believes these assumptions and adjustments are reasonable, given the information available at the filing date. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical consolidated financial statements and accompanying notes.

The unaudited pro forma condensed consolidated financial statements have been prepared to include transaction accounting adjustments to reflect the results of operations as if the Separation occurred on July 1, 2023. In addition, we have provided a presentation of adjustments that management believes are necessary to enhance an understanding of the pro forma effects of the transaction.

The pro forma adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and best reflect the Separation on WDC’s financial condition and results of operations. The adjustments included within the “Sandisk Discontinued Operations” column of the unaudited pro forma condensed consolidated financial statements are consistent with the guidance for discontinued operations under GAAP. The Company’s current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes discontinued operations accounting to be reported in the Company’s Annual Report on Form 10-K for the fiscal year ending June 27, 2025.

The unaudited pro forma condensed consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X. Management adjustments are presented for anticipated reductions to certain general corporate overhead costs associated with labor and benefits for shared resources transferred to Sandisk that WDC does not intend to backfill after the Separation.
Within the financial statements and tables presented, certain columns and rows may not add due to the use of rounded numbers for disclosure purposes.

WESTERN DIGITAL CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 27, 2024
(in millions; unaudited; on a US GAAP basis)

	Western Digital (Historical Result as Reported)	Sandisk (Discontinued Operations)	Transaction Accounting Adjustments	Notes	Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$2,291	$(804)	$—	(d) (e)	$1,487
Accounts receivable, net	2,597	(904)	—		1,693
Inventories	3,420	(2,172)	—		1,248
Other current assets	1,064	(661)	—		403
Investment in Sandisk	—	—	2,362	(b)	2,362
Total current assets	9,372	(4,541)	2,362		7,193
Property, plant and equipment, net	2,930	(579)	—		2,351
Notes receivable and investments in Flash Ventures	861	(861)	—		—
Goodwill	9,729	(5,410)	—		4,319
Other intangible assets, net	77	—	—		77
Other non-current assets	2,487	(1,652)	(13)	(f)	822
Total assets	$25,456	$(13,043)	$2,349		$14,762
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,627	$(320)	$—		$1,307
Accounts payable to related parties	369	(369)	—		—
Accrued expenses	1,576	(436)	40	(c)	1,180
Income taxes payable	468	(68)	—		400
Accrued compensation	516	(156)	—		360
Current portion of long-term debt	150	—	—		150
Total current liabilities	4,706	(1,349)	40		3,397
Long-term debt	7,216	—	(1,430)	(e)	5,786
Other liabilities	1,188	(464)	43	(g)	767
Total liabilities	13,110	(1,813)	(1,347)		9,950
Convertible preferred stock, aggregate liquidation preference of $265 and $257, respectively	229	—	—		229
Shareholders’ equity:
Common stock, $0.01 par value; authorized — 750 shares; issued and outstanding — 348 shares and 343 shares, respectively	3	—	—		3
Additional paid-in capital	4,885	—	(309)	(h)	4,576
Accumulated other comprehensive loss	(633)	637	—		4
Retained earnings	7,862	(11,867)	4,005	(h)	—
Total shareholders’ equity	12,117	(11,230)	3,696		4,583
Total liabilities, convertible preferred stock and shareholders’ equity	$25,456	$(13,043)	$2,349		$14,762
See accompany notes to unaudited pro forma condensed consolidated financial statements.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Six months ended December 27, 2024
(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Western Digital (Historical Result as Reported)	Sandisk (Discontinued Operations)	Transaction Accounting Adjustments	Notes	Pro Forma
Revenue, net	$8,380	$(3,759)	$—		$4,621
Cost of revenue	5,313	(2,404)	—		2,909
Gross profit	3,067	(1,355)	—		1,712
Operating expenses:
Research and development	1,021	(534)	—		487
Selling, general and administrative	480	(144)	(6)	(i)	330
Gain on business divestiture	(113)	113	—		—
Business separation costs	87	(87)	—		—
Litigation matter	3	—	—		3
Employee termination, asset impairment and other	(5)	(2)	—		(7)
Total operating expenses	1,473	(654)	(6)		813
Operating income	1,594	(701)	6		899
Interest and other income (expense):
Interest income	20	(4)	—		16
Interest expense	(194)	2	33	(j)	(159)
Other income (expense), net	(51)	45	—		(6)
Interest and other income (expense)	(225)	43	33		(149)
Income from continuing operations before taxes	1,369	(658)	39		750
Income tax expense	282	(192)	7	(m)	97
Net income from continuing operations	1,087	(466)	32		653
Less: dividends allocated to preferred shareholders	8	—	—		8
Less: income attributable to preferred shareholders	17	(7)	1	(n)	11
Net income from continuing operations attributable to common shareholders	$1,062	$(459)	$31		$634

Net income from continuing operations per common share:
Basic	$3.08				$1.84
Diluted	$2.98				$1.78

Weighted average shares outstanding:
Basic	345				345
Diluted	357				357
See accompany notes to unaudited pro forma condensed consolidated financial statements.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Year ended June 28, 2024
(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Western Digital (Historical Result as Reported)	Sandisk (Discontinued Operations)	Transaction Accounting Adjustments	Notes	Pro Forma
Revenue, net	$13,003	$(6,686)	$—		$6,317
Cost of revenue	10,058	(5,514)	—		4,544
Gross profit	2,945	(1,172)	—		1,773
Operating expenses:
Research and development	1,907	(957)	—		950
Selling, general and administrative	828	(102)	11	(i) (l)	737
Litigation matter	291	—	—		291
Employee termination, asset impairment and other	139	70	—		209
Business separation costs	97	(97)	—		—
Total operating expenses	3,262	(1,086)	11		2,187
Operating loss	(317)	(86)	(11)		(414)
Interest and other income (expense):
Interest income	39	(6)	—		33
Interest expense	(417)	3	64	(j)	(350)
Other income (expense), net	34	11	(13)	(k)	32
Interest and other income (expense)	(344)	8	51		(285)
Loss from continuing operations before taxes	(661)	(78)	40		(699)
Income tax expense	137	(111)	10	(m)	36
Net loss from continuing operations	(798)	33	30		(735)
Less: dividends allocated to preferred shareholders	54	—	—		54
Net loss from continuing operations attributable to common shareholders	$(852)	$33	$30		$(789)

Net loss from continuing operations per common share:
Basic	$(2.61)				$(2.42)
Diluted	$(2.61)				$(2.42)

Weighted average shares outstanding:
Basic	326				326
Diluted	326				326
See accompany notes to unaudited pro forma condensed consolidated financial statements.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Year ended June 30, 2023
(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Western Digital (Historical Result as Reported)	Sandisk (Discontinued Operations)	Pro Forma
Revenue, net	$12,318	$(6,063)	$6,255
Cost of revenue	10,431	(5,567)	4,864
Gross profit	1,887	(496)	1,391
Operating expenses:
Research and development	2,009	(1,029)	980
Selling, general and administrative	970	(163)	807
Employee termination, asset impairment and other	193	(47)	146
Total operating expenses	3,172	(1,239)	1,933
Operating loss	(1,285)	743	(542)
Interest and other income (expense):
Interest income	24	(5)	19
Interest expense	(312)	2	(310)
Other income (expense), net	23	(33)	(10)
Interest and other income (expense)	(265)	(36)	(301)
Loss from continuing operations before taxes	(1,550)	707	(843)
Income tax expense	134	(81)	53
Net loss from continuing operations	(1,684)	788	(896)
Less: dividends allocated to preferred shareholders	24	—	24
Net loss from continuing operations attributable to common shareholders	$(1,708)	$788	$(920)

Net loss from continuing operations per common share:
Basic	$(5.37)		$(2.89)
Diluted	$(5.37)		$(2.89)

Weighted average shares outstanding:
Basic	318		318
Diluted	318		318
See accompany notes to unaudited pro forma condensed consolidated financial statements.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Year ended July 1, 2022
(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Western Digital (Historical Result as Reported)	Sandisk (Discontinued Operations)	Pro Forma
Revenue, net	$18,793	$(9,754)	$9,039
Cost of revenue	12,919	(6,415)	6,504
Gross profit	5,874	(3,339)	2,535
Operating expenses:
Research and development	2,323	(1,085)	1,238
Selling, general and administrative	1,117	(251)	866
Employee termination, asset impairment and other	43	(21)	22
Total operating expenses	3,483	(1,357)	2,126
Operating income	2,391	(1,982)	409
Interest and other income (expense):
Interest income	6	(3)	3
Interest expense	(304)	2	(302)
Other income (expense), net	78	(68)	10
Interest and other income (expense)	(220)	(69)	(289)
Income from continuing operations before taxes	2,171	(2,051)	120
Income tax expense	625	(215)	410
Net income (loss) from continuing operations	$1,546	$(1,836)	$(290)

Net income (loss) from continuing operations per common share:
Basic	$4.96		$(0.93)
Diluted	$4.89		$(0.93)

Weighted average shares outstanding:
Basic	312		312
Diluted	316		312
See accompany notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Sandisk Discontinued Operations:
(a)Reflects the discontinued operations, including associated assets, liabilities, and equity and results of operations attributable to Sandisk that were included in the Company’s historical financial statements. In accordance with ASC 205-20, Presentation of Financial Statements - Discontinued Operations, the amounts exclude the following:
(i)General corporate overhead costs that were historically allocated to Sandisk that do not meet the requirements to be presented in discontinued operations. Such allocations included labor and non-labor expenses related to Western Digital’s corporate support functions (e.g., finance, accounting, tax, treasury, IT, HR, and legal, among others) that historically provided support to Sandisk.
(ii)The impact of intercompany loans between Western Digital and Sandisk that were eliminated in consolidation.

Transaction Accounting Adjustments:
(b)Reflects the retention by Western Digital of 19.9% of the outstanding common stock of Sandisk, recorded at 19.9% of the net carrying value of Sandisk as of the Separation Date. Following the Separation, Western Digital’s investment in Sandisk will be carried at fair value with changes recorded in current period earnings. No adjustment is reflected for differences between Western Digital’s cost basis in its retained investment in Sandisk and the fair value of its 19.9% interest in Sandisk common stock as of the Separation Date.

(c)Reflects $40 million of additional estimated non-recurring costs to complete the Separation. These costs primarily relate to investment banker fees, legal fees, third-party consulting and contractor fees, information technology costs and other costs related directly to the Separation. These additional non-recurring costs have not been adjusted for on the Unaudited Pro Forma Condensed Consolidated Statement of Operations as they will be considered part of discontinued operations once incurred.

(d)Reflects the net incremental cash of approximately $1,445 million that Western Digital received from Sandisk in connection with the Separation. This amount reflects Sandisk’s proceeds from incremental borrowings of $2,000 million at the Separation that were partially utilized to issue a special dividend to Western Digital. Western Digital amended the terms of its credit facilities and intends to use the special dividend proceeds to partially extinguish its long-term debt as described in (e).

(e)Reflects amendment of the terms of the Company’s credit facilities and the intended use of incremental cash received from Sandisk in connection with the Separation to partially extinguish the Company’s long-term debt.

(f)Reflects additional deferred tax impacts expected to be incurred as a result of the Sandisk separation transactions.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(g)Reflects recognition of liabilities related to indemnification granted by Western Digital to Sandisk related to certain tax matters.

(h)Reflects the estimated net impact on total stockholders’ equity of the adjustments described in notes (b) through (g) above.

(i)In connection with the Separation, Western Digital and Sandisk entered into a transition services agreement whereby Western Digital will provide certain post-closing services. The services are primarily associated with information technology services and corporate support functions. Additionally, Sandisk will lease space in certain Western Digital facilities following the Separation. As such, a pro forma adjustment reducing selling, general and administrative expense by $6 million and $19 million for the six months ended December 27, 2024 and the year ended June 28, 2024, respectively, is reflected for these contractual arrangements.

(j)Reflects the estimated reduction in interest expense as a result of the expected partial extinguishment of the Company’s long-term debt.

(k)Reflects the write-off of unamortized deferred financing costs associated with extinguishment of indebtedness in connection with the Separation.

(l)Reflects $30 million of retention payments to be made to certain employees in connection with the Separation.

(m)Reflects the estimated net impact on income tax expenses, determined by applying the relevant statutory tax rates to the adjustments described in notes (i) through (l) above.

(n)Reflect impacts on earnings allocated to preferred shareholders resulting from the adjustments described in notes (i) through (m) above.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Management Adjustments:
Western Digital anticipates a reduction to certain general corporate overhead costs associated with labor and benefits for shared resources transferred to Sandisk that Western Digital does not intend to backfill after the Separation. These costs were excluded from discontinued operations in note (a) above as they represent general corporate overhead costs that were historically allocated to Sandisk and do not meet the requirements to be presented as discontinued operations. From a timeframe standpoint, these cost reductions will begin to materialize at the Separation Date. Management believes the resource transfers and costs that were used as the basis for the management adjustments below are reasonable and representative of the labor-based cost reductions the company will realize after the Separation. Western Digital does not anticipate any material synergies or dis-synergies of general corporate overhead costs associated with non-labor-based costs.

Management believes the presentation of these adjustments are necessary to enhance an understanding of the pro forma effects of the Separation. The pro forma financial information below reflects all adjustments that are, in the opinion of management, necessary to provide a fair statement of the pro forma financial information, aligned with the assessment described above.
These management adjustments include forward-looking information that is subject to the safe harbor protections of the Securities Exchange Act of 1934, as amended. The tax effect has been determined by applying the relevant statutory tax rates to the aforementioned adjustments.

The table below includes the management adjustments.

	Six Months Ended	Year Ended
	December 27, 2024	June 28, 2024
	(in millions, except per share amounts)
Pro forma net income (loss) from continuing operations attributable to common shareholders*	$634	$(789)
Management adjustments
Corporate support functions labor-based reductions	78	270
Tax effect	(9)	(9)
Impact of management adjustments on pro forma net income (loss) from continuing operations attributable to preferred shareholders	(1)	—
Pro forma net income (loss) from continuing operations attributable to common shareholders after management adjustments	$702	$(528)

Earnings (loss) from continuing operations per common share
Basic	$2.03	$(1.62)
Diluted	$1.97	$(1.62)

Weighted average shares outstanding:
Basic	345	326
Diluted	357	326
*As shown in the unaudited Pro Forma Condensed Consolidated Statement of Operations